ASSET PURCHASE AGREEMENT

     AGREEMENT as of this28th day of April, 1997, by and between ENVIROMETRICS PRODUCTS COMPANY, a South Carolina corporation with a principal place of business at 9229 University Boulevard, Charleston, South Carolina 29406, Seller (hereinafter "Envirometrics"), and MULTI-METRICS, INC., a New Hampshire corporation with a principal place of business at P.O. Box 355, Marlborough, New Hampshire 03455-0355, Buyer (hereinafter "MM")

     WHEREAS, Envirometrics is in the asbestos and lead air monitoring business and has manufactured and sold certain asbestos and lead air monitors which it no longer desires to manufacture and sell, and owns certain assets of that air monitoring business ("the Business") that it is willing to sell; and

     WHEREAS, MMI desires to acquire said assets from Envirometrics on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and of the terms and conditions set forth infra, Envirometrics and MMI agree as follows:

                           Purchase, Sale and Payment

     A. Envirometrics shall sell to MMI, and MMI shall purchase from Envirometrics, free and clear of all claims, mortgages, pledges, security interests, liens, tax liens and other encumbrances whatsoever ("Encumbrances") the following assets (the "Assets"):

     (1) The fixed assets, molds, tooling, and equipment set forth on the Asset List attached as Exhibit A hereto, which are all of the fixed assets, molds, tooling and equipment solely and uniquely associated by Envirometrics with the Business;

     (2) The inventories of raw materials, work in progress, finished goods, packing, and supplies, further identified in Exhibit B attached hereto.

    (3) All price lists, materials vendors lists and costs, all literature and related materials for the Business, and the comprehensive and complete customer lists for the Business, showing both active and inactive accounts, aging trade receivables, and order and payment history for all accounts.

     (4) All of Envirometrics' other assets of whatever nature and wherever situated, including, but not limited to, books and records, prints, engineering data, process information records, including operating instructions and process sheets, bills of material, and mold drawings, solely related to the Business together with all patents, copyrights, trademarks, service marks and any other intellectual property rights associated with the records and drawings, and all other assets, tangible or intangible, used in or for the manufacturing, development, sales, and administrative operations of the Business. Without limiting the foregoing, Envirometrics expressly shall cause its parent company, Envirometrics, Inc., to execute any and all documents necessary to assign to MMI United States patent number 5205155 dated April 27, 1993 pursuant to assignment forms attached as Exhibit C.

     (5) Excluded from this sale are all assets related to the Act Monitoring Card System, all cash on hand and in banks, government bonds, claims for tax refunds, and other claims, notes, and accounts receivable.

     B. Envirometrics shall deliver to MMI on April 28th 1997 one or more written Instruments of Transfer and assignment reasonably satisfactory to MMI evidencing Envirometrics' sale to MMI of all of the foregoing Assets, including the Bill of Sale attached as Exhibit D. All said documents shall be held in escrow by the Escrow Agent pending release of escrow as set forth in III. B.

     C. In consideration for and conditioned upon delivery of the Instruments of Transfer and assignment identified in 1. B., MMI shall pay for the benefit of Envirometrics on the Closing date the sum of One Hundred Ten Thousand
($110,000.00) Dollars for all items on Exhibit A as well as price lists, customer lists, and all other items identified in I.A. (1), (3), and (4), to be held in escrow pending completion of all performance under this contract as set forth in IV L., infra.

     D. At Closing, Envirometrics shall transfer on consignment to MMI, and MMI shall accept and take possession from Envirometrics, Envirometrics' remaining inventory of raw materials, and other non-cassette finished inventory, as identified in Exhibit B. MMI will thereafter use its best efforts to sell the same on Envirometrics' behalf, reimbursing Envirometrics seventy-five (75%) per cent of Envirometrics' actual cost of said inventory items--at the figures set forth on Exhibit B, subject to modification as set forth therein. MMI will keep this inventory segregated either physically or by computer records and Envirometrics shall be allowed to audit said inventory a minimum of twice a year until the same is sold or through November 30, 1998, whichever first occurs. MMI will use its best efforts to sell this inventory prior to November 30, 1998, and will make payment to Envirometrics at the specified rate as product is sold, no less frequently than monthly. In addition, MMI will provide Envirometrics with quarterly reconciliation's of inventory levels and make any payments then due. Envirometrics shall have until December 31, 1998 to notify MMI in writing to return any unsold inventory as of said date (F.O.B. Keene, New Hampshire). In the event Envirometrics elects return of said inventory, it shall have the right to market and sell the same, which shall be deemed not to violate the noncompetition provisions of MMI, infra. In the event Envirometrics does not elect return of any unsold inventory prior to December 31, 1998, any remaining inventory shall thereafter come under the exclusive ownership, possession and control of MMI, free and clear of any further claims under this Agreement or otherwise.

     E. Sale shall also include transfer to MMI of Envirometrics' 800 number as of the date of Closing for a period of 120 days from the release of escrow set forth in III.B. MMI promptly and courteously shall refer all calls relating to the Act Monitoring Card System back to Envirometrics. After the 800 number is retransferred to Envirometrics, Envirometrics promptly and courteously shall refer all calls concerning MMI products back to MMI.

     F. Upon  release  of escrow  as set forth in  III and IV L.,  the  Escrow
Agent shall issue a 2-party check payable to Envirometrics and Precision Southeast, Inc. ("Precision") in the amount of all sums due Envirometrics under 1 C. and/or III A, less the sum of $3.00 per box of cassettes delivered to and accepted by MMI pursuant to HI, (which sum shall be paid directly to Envirometrics). Envirometrics shall be responsible for delivering to MMI a letter from Precision (on Precision's letterhead) in the form attached hereto as Exhibit K, prior to release of escrow).


                                       II.
                                    Closing,

     Closing ("Closing") of the transactions contemplated by this Agreement shall take place on April 28th 1997 at such time and place as the parties mutually may agree in Charleston, South Carolina. All assets, as itemized supra, shall be delivered and transferred at closing, subject to the escrow provisions of III, infra. MMI shall be responsible for all freight charges associated with transferring the assets (F.O.B. Charleston, South Carolina).


                                      III.
          Envirometrics' Further Obligations and Maintenance of Escrow

     A. Subsequent to closing, Envirometrics shall retain all of the assets identified in Exhibit A in order to manufacture 5,000 boxes of standard 25mm cassettes, packaged complete, at a total cost to MMI of $3.00 per box, plus the amount of $40,050.72 for Envirometrics' pre-purchased inventory at Envirometrics' cost as itemized in Exhibit E attached hereto. In addition, MMI shall purchase directly and have shipped to Envirometrics all materials for said 5,000 boxes which Envirometrics does not have in inventory. As further and integral consideration for this Agreement, Envirometrics shall complete manufacture of all 5,000 boxes of said standard 25mm cassettes and ship the same to MMI (F.O.B. Charleston, South Carolina), subject to Envirometrics' fight to reserve up to 500 boxes for sale to its own retail customers (in which event, MMI shall receive appropriate credit, including reimbursement for MMI-purchased inventory at MMI's cost and credit for reduction of Envirometrics pre-purchased inventory shown on Exhibit E). MMI shall have the right to inspect the same before acceptance.

     B. Envirometrics shall deliver to MMI for shipment to Marlborough, New Hampshire all cassette parts identified in Exhibit E which Envirometrics has not used in manufacture of the boxes as called for under III A, such delivery
(F.O.B. Charleston) to be made concurrently with transfer of the Exhibit A. assets.

     C. Upon closing under the contract, MMI shall place into escrow all of the following:

               the   contract   sales  price  of  One   Hundred   Ten   Thousand
          ($110,000.00) Dollars;

               the sum of Fifteen Thousand ($15,000.00) Dollars (5000 boxes x $3.00) against anticipated delivery of the boxes of cassettes as set forth in III A, supra; and

               the inventory price of $40,050.72, as set forth in Exhibit E.

     D. H. Neil Berkson of Keene, New Hampshire, MMI's attorney, shall be the Escrow Agent and shall maintain the funds in a passbook savings account. Upon verification from MMI that Envirometrics has completed performance under this Agreement; that MMI has completed arrangements to ship the assets identified in Exhibit A from South Carolina to New Hampshire; that the South Carolina Bulk Sales Act notice period has expired without notice from any creditor that it intends to exercise fights under the Bulk Sales Act --and absent any evidence that either party is in breach of any of the covenants, representations and/or warranties set forth in Article IV, infra' or its other obligations under this Agreement--the Escrow Agent forthwith shall transfer all funds which he is holding as follows:

               the sum of $3.00 per box of completed cassettes delivered to MMI pursuant to III A. payable in a one party check directly to Envirometrics;

               all other sums due in a two party check issued to Precision and Envirometrics, forwarded to S. Richard Averette, President; Precision Southeast, Inc; P.O. Box 1405; Myrtle Beach, South Carolina 29578.

    E. At the same time as funds are transferred, the Escrow Agent shall release and deliver the Bill of Sale and all other instruments of transfer and assignment to MMI.

     F. In the  event  this  transaction  fails to come out of  escrow:

     1. MMI nevertheless shall cause the Escrow Agent to remit directly to Envirometrics the sum of $13.50 per box of cassettes actually shipped to and accepted by MMI pursuant to III A, less all costs of MMI's direct payments to Palmetto Packaging, Corning Costar, Schleicher & Schuell, Inc, and any other suppliers to whom MMI has made direct payments pursuant to III A;

     2. the Escrow Agent shall redeliver to Envirometrics the Bill of Sale, all other Instruments of Transfer and Assignment, and any documents or other physical property which are in his possession or control;

     3. the Escrow Agent shall redeliver all remaining funds to MMI- and


     4. the parties thereafter shall have no further fights or obligations under the contract.

     H. Both parties hereby indemnify and hold the Escrow Agent harmless in the performance of his duties.


                                       IV.
             Envirometrics Covenants, Representations and Warranties

     Envirometrics covenants, represents and warrants to MMI, which covenants, representations and warranties shall survive the Closing and release of escrow, that:

     A. Envirometrics has, and through and/or after the Closing date will have, good and marketable title to each of the assets identified in I.A., I.D., and III.A. to be sold and delivered hereunder, free and clear of all Encumbrances, and has the requisite authority to sell and transfer good title to such assets.

     B. The finished goods and material inventories represented on Exhibits B and E, as well as the 4,500 boxes of standard 25mm cassettes referenced in III.A., supra (1) were, are and will be respectively manufactured and purchased (except for materials purchased by Envirometrics pursuant to HI.A., supra) in the ordinary course of its business; (2) represent all existing inventory manufactured and acquired by Envirometrics for and in the Business; (3) are of the kind and quality salable or usable in the ordinary course of that Business; and (4) are held by Envirometrics and sold and transferred to MMI with good and marketable title. All such goods are warranted as merchantable and fit for the ordinary purposes for which they are used.

     C. The manufacture and sale of Business Products as heretofore or hereafter manufactured and sold by Envirometrics, to the knowledge of Envirometrics, do not infringe any patent, trademark, service mark, copyright or other proprietary rights of any third party.

     D. To the best of Envirometrics' knowledge, no claims, suits, investigations or proceedings are pending or threatened by any third parties involving the assets other than a disputed claim by Zellweger Analytics, Inc.; and--notwithstanding Envirometrics' disclosure to MMI that it may be insolvent under one or more tests of solvency as defined in the Uniform Fraudulent Conveyance Act and/or the United States Bankruptcy Code--the sale and transfer of the assets is not a fraudulent transfer, disposition or sale.

     E. Exhibit B and all information transferred pursuant to I.A.(3), (4), supra are true and accurate as they relate to historical information, and there has not been any material adverse change in the Business from April 1, 1997 to the date of this Agreement.

     F. No consent by, approval or authorization of, or filing, registration or qualification with, any federal, state or local governmental authority or other person is required for the execution, delivery or performance of this Agreement by Envirometrics or in connection with the consummation of the transactions contemplated hereby by Envirometrics.

     G. Envirometrics is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina.

     H. Envirometrics has the full corporate power to execute, deliver and perform this Agreement and has taken all action required by law, its certificate of incorporation, its bylaws or otherwise to authorize such execution, delivery and performance of this Agreement and this Agreement is a valid and binding agreement of Envirometrics, enforceable in accordance with its terms.

     I. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not: (1) violate any provision of the certificate of incorporation or by-laws of Envirometrics- (2) violate any provision of, or result in the termination or acceleration of any obligation under any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument or obligation to which Envirometrics is a party or by which Envirometrics is bound; or (3) violate or conflict with any other restriction of any kind or character to which Envirometrics or the Business is subject.

     J. No approval, authorization, license, permit or other action or finding by any governmental authority or any third party, shareholder, or board of directors of Envirometrics is required that has not been obtained in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     K. The fixed assets, molds, tooling and equipment, as set forth on Exhibit A, transferred to MMI hereunder (1) were purchased and acquired by Envirometrics in the ordinary course of its business; (2) represent all existing fixed assets, molds, tooling and equipment purchased and acquired by Envirometrics for use in the Business- and (3) are held by Envirometrics and sold and transferred to MMI with good and marketable title. Upon delivery of possession to MMI, said fixed assets, molds, tooling and equipment will be in reasonably good repair and working order, capable of producing sound and merchantable products, if properly used.

     The transfer and sale of the assets complies and shall comply with the Bulk Sales or Transfers laws of the state of South Carolina. Toward that end Envirometrics shall do all of the following:

     (1) At Closing, Envirometrics shall deliver to MMI a list containing the names and business addresses of all creditors--general or secured--with all amounts owing and, in addition, the names of all persons known to be asserting claims against Envirometrics, even if said claims are disputed. Envirometrics shall affirm on the list that it is true and accurate to the best of Envirometrics' knowledge, information and belief The list and affirmation shall be in the form attached hereto as Exhibit F.

     (2) At the same time, Envirometrics shall furnish MMI with a true and accurate list of all names and business addresses used by Envirometrics within the three years preceding this Agreement.

     (3) Envirometrics shall cooperate with MMI in preparing a schedule of property transferred in the form attached hereto as Exhibit G.

     (4) Contemporaneously with the Closing, Envirometrics shall cooperate with MMI in transmitting to each of Envirometrics' creditors, listed in Exhibit F, by certified mail, return receipt requested, with the return receipts to be addressed to MMI and/or MMI's attorney, a notice in the form attached hereto as Exhibit H. In particular, without limiting the foregoing, Envirometrics shall produce the requisite letters and envelopes, for signature by MMI.

     (5) All proceeds of closing shall remain in escrow pending expiration of the notice period under the South Carolina Bulk Sales Act without assertion of any claims, and otherwise as provided in III.

     (6) If Envirometrics fails to cooperate fully with MMI in effectuating compliance with the Bulk Sales Act, or if any action is commenced by any creditor against this transfer or either party to this Agreement, or if any levy is made on the assets to be transferred, MMI may rescind the Agreement in whole or in part.

     M. Envirometrics has no written contracts or agreements with any customers of the Business.

     N. No agent or broker or other persons acting pursuant to authority given by Envirometrics is entitled to any commission or finder's fee in connection with the transaction contemplated by this Agreement.

     O.   Envirometrics   shall  provide  the  following   training,   technical
assistance, and consultation for MMI subsequent to the Closing date:

     At the request of MMI, Envirometrics' President and CEO, Walter H. "Skip" Elliott, or his designee possessing equal or greater knowledge, shall come to MMI's point of manufacture in New Hampshire for up to the cumulative amount of five business days, consisting of one to two days when all of the molds, tooling, equipment and other fixed assets are transferred to New Hampshire for the purpose of assisting MMI in setting up the same and conducting initial training; an additional period of up to two days after setup to continue training; and a further day to analyze samples and otherwise assist in any final training and/or quality control. Elliott shall be reasonably available to MMI within the first two months after the equipment is transferred, including at the time of transfer. MMI shall pay all of Elliott's travel, lodging expenses, meals and customary incidentals within forty-eight (48) hours after submission, but shall not be responsible for any salary or other costs.

     At no additional cost to MMI, Envirometrics shall train MMI personnel--up to a maximum of two days--in quality control procedures for the Business related to the Niosh 7400. Such training will take place, at MMI's request, subsequent to the Closing date at Envirometrics' headquarters in Charleston, South Carolina. MMI shall be responsible for all of the expenses of any employees sent for training, but shall not otherwise pay any costs.

     (3) In addition to the above, Envirometrics' personnel shall be available to MMI, at reasonable cost, for future consulting if necessary.

     P. Envirometrics makes no warranties to MMI other than those expressly set forth herein.


                                       V.
                 MMI's Covenants, Representations and Warranties

     MMI covenants, represents and warrants to Envirometrics, which covenants, representations and warranties shall survive the Closing and release of escrow, that:

     A. MMI is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire.

     B, MMI has the full corporate power to execute, deliver and perform this Agreement and has taken all action required by law, its certificate of incorporation, its by-laws or otherwise to authorize such execution, delivery and performance of this Agreement and ties Agreement is a valid and binding agreement of MMI, enforceable in accordance with its terms.

     C. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not: (1) violate any provision of the certificate of incorporation or by-laws of MMI; (2) violate any provision of, or result in the termination or acceleration of any obligation under any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument or obligation to which MMI is a party or by which MMI is bound; or
(3) violate or conflict with any other restriction of any kind or character to which MMI or the Business is subject.

     D. No approval, authorization, license, permit or other action or finding by any governmental authority or any third party, shareholder, or board of directors of MMI is required that has not been obtained in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     E. MMI has and will have funds available to pay all amounts due under this contract.

     F. MMI knows of no pending or threatened governmental investigation, request for information or action by any third party which would prohibit or prevent or claim damages as a result of this Agreement or the transactions contemplated hereby and there is no litigation pending or threatened to the knowledge of MMI which would affect MMI's ability to perform its obligations hereunder.

     G.  Subsequent  to closing and  breaking of escrow,  MMI  reasonably  shall
provide   information  and/or  assistance  to  Envirometrics  in  Envirometrics'
collection of its outstanding accounts receivable.

     H. No agent or broker or other persons acting pursuant to authority given by MMI is entitled to any commission or finder's fee in connection with the transaction contemplated by this Agreement.


                                       VI.
                                Supply Agreement

     Notwithstanding anything to the contrary, closing under this Agreement is contingent upon MMI's ability to enter into a five (5) year supply agreement for a certain mixed ester membrane, with Coming Costar Corporation, or a subsidiary thereof, which agreement shall be to MMI's satisfaction.


                                      VII.
                               Sales and Use Taxes

     Envirometrics shall be responsible to pay all sales and use taxes which are due as a result of the transfer and conveyances of any of the assets, and shall indemnify and hold MMI harmless from any failure of Envirometrics to pay such taxes when due.

                                      VIII.
                                Business Transfer

     A. Envirometrics and MMI shall agree prior to the Closing date upon the text of. (I) a letter substantially in the form attached hereto as Exhibit I to be delivered by Envirometrics on its letterhead and in its envelopes to MMI. Said letters from MMI shall be addressed to each of Envirometrics' customers which purchase the Business Products ("Customers"), advising such Customers of the transfer of the Business from Envirometrics to MMI; and (ii) a letter substantially in the form attached hereto as Exhibit J to be delivered by Envirometrics on its letterhead and in its envelopes to each Envirometrics' Materials Vendor. Said letters shall advise each said vendor of the transfer of the tooling and other equipment located at their places of business to MMI. Said letters shall be mailed by MMI upon breaking of escrow.

     B. As soon as is practicable, but not more than ninety (90) days after payment of the closing proceeds from escrow, MMI will modify all product components, packaging, labeling, labels, brochures and sales aides bearing the Envirometrics name or mark by use of stickers or other appropriate means, provided, however: (i) that MMI may sell the assets purchased hereunder, and may use the assets for production as is without making any modifications and without being subject to the aforesaid time limitation except to sticker the outside of the boxes or packages in which such products, parts or components are contained; and (ii) has the fight to produce parts from molds acquired without removing the Envirometrics mark and not more than one hundred eighty (180) days after Closing, MMI shall remove the Envirometrics mark from all molds obtained pursuant to this Agreement. In any event, all use of the Envirometrics name or mark by MMI shall cease one (1) year from the date funds are paid out of escrow.

     C. Neither MMI nor Envirometrics shall issue any press release or make any public statement regarding the terms of this Agreement without the consent of the other, which shall not be reasonably withheld, except where a press release or public statement is required by any law or regulation.

    D. Envirometrics warrants that the written communications described in IV L. are sufficient to effect compliance with the Bulk Sales or Transfer laws of the state of South Carolina and that no other act or activity is necessary as a condition of such compliance.


                                       IX.
                          Indemnification and Insurance

     A. Envirometrics shall release, defend, indemnify and hold harmless MMI, its officers, directors and employees, from and against all expenses, costs, liabilities and judgments (including reasonable attorneys' fees) arising from: claims solely relating to Envirometrics' operation of the Business, including, but not limited to claims by purchasers, alleged owners or users of Business Products for bodily injury, death, physical or property damage, infringement of intellectual property rights or loss of wages assertedly resulting from an alleged defect in such products manufactured or sold by Envirometrics prior to the date of final shipment of the 4,500 boxes referred to in III.A., supra, and claims resulting from or based upon any breach by Envirometrics of any its representations, covenants, representations, warranties or agreements contained in this Agreement.

     B. MMI shall release, defend, indemnify and hold harmless Envirometrics, its officers, directors and employees, from claims solely relating to MMI's use and/or placement of Envirometrics' name or mark on products manufactured by MMI after the release of escrow, except to the extent that materials furnished and/or sold by Envirometrics to MMI constitute a basis of any claim.

     C. Envirometrics shall maintain all existing products liability insurance for the benefit of both itself and MMI, for any claims arising out of Envirometrics manufacture of product, and shall provide MMI with certification at Closing that said insurance remains in force.

     D. Envirometrics shall continue to maintain all of the assets on its property and casualty insurance through the time when the same are shipped from Charleston, South Carolina. Envirometrics shall maintain all risk of loss associated with the assets until all of the same come into the physical possession of MMI, or its carrier. Notwithstanding anything to the contrary, Envirometrics shall continue to maintain risk of loss for the consignment inventory (Exhibit B) until the same is sold by MMI or released to MMI on or after December 31,1998.

     E. In the event that any replacement claims are made by purchasers or users of Business Products resulting from an alleged defect in such products manufactured or sold by Envirometrics, MMI shall sell Envirometrics such replacement products at a price of Twenty Per Cent (20%) over the MMI production cost under terms of sale extended to MMI's best customers, not to exceed $13.50 per box except to the extent that MMI has actual production costs in excess of said amount.



                                       X.
                             Limitation of Liability

     Except as expressly stated in this Agreement, neither party shall be liable to the other for special or consequential damages, including but not limited to lost profits, loss of goodwill, loss of reputation, impairment of other goods, work stoppage or breach of other contract.


                                       XI.
                         Further Assurances and Actions

     Subject to the provisions of this Agreement, Envirometrics will execute all documents and take all such further actions as MMI shall reasonably request, and MMI will execute all documents and take all such other actions as Envirometrics may reasonably request, prior to, at or after the Closing date in order to consummate the transactions provided herein and to accomplish the purposes of this Agreement.


                                      XII.
                                   No Brokers

     Envirometrics represents and warrants to MMI and MMI represents and warrants to Envirometrics that all negotiations relative to this Agreement have been carried on by it or its representatives directly with the other without the intervention of any person in their behalf and that no broker brought about this Agreement on their behalf


                                      XIII.
                                 Non-Competition

     A. Envirometrics agrees that, for a period of three (3) years after the Closing date, neither it nor any branch, division or subsidiary company, nor any of its officers, executives, managers, key employees, directors, or engineers, will, directly or indirectly, engage in any business in the United States or Canada which is substantially the same as or materially competitive with the Business. For purposes of this Section, "Business" means the business of manufacturing, marketing, selling or distributing products or components that are used in the asbestos and/or lead air monitoring business.

     B. Envirometrics recognizes and agrees (i) that is has been engaged in the Business throughout the United States and Canada; (ii) that the covenant contained in this Article is of the essence of this Agreement- (iii) that the covenant is reasonable and necessary to protect and preserve the interests and properties of MMI and the Business; (iv) that the covenant was not made under duress; (v) that irreparable loss and damage will be suffered by MMI should Envirometrics breach the covenant; (vi) that the covenant is separate, distinct and severable from the remaining provisions of this Agreement; (vii) that, if the covenant is found by a court of competent jurisdiction to be over broad in any respect, Envirometrics desires that the covenant be amended by such court to a reasonable breadth; (viii) that, in addition to other remedies available to it, MMI shall be entitled to both temporary and permanent injunctions to prevent a breach or contemplated breach by Envirometrics of the covenant; and (ix) that, if MMI incurs any costs or expenses (including reasonable attorneys' fees) in attempting to enforce the covenant, Envirometrics agrees to reimburse to MMI, and indemnify MMI against, any such costs or expenses in the event MMI is successful in such enforcement action or activities.


                 Conditions Precedent to Obligations of Parties

     A. The obligation of MMI to purchase the assets is subject to the fulfillment on or prior to the Closing date--or as of the time all funds come out of escrow, as the case may be--of each of the following conditions:

     (1) Envirometrics shall have complied in all material respects with all of its agreements and covenants contained herein to be performed as of the time of Closing and/or as of the time of breaking of Escrow, and all of the representations contained herein shall be true and accurate in all material respects on, as of, and after the Closing date with the same effect as though made on and as of the Closing date.

(2) No order of any court or governmental regulatory authority of body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing date or the date that funds are to come out of escrow, and no suit, proceeding, or investigation by a governmental agency or third party to enjoin the transaction contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened as of the Closing date or the Escrow Date.

     B. The obligation of Envirometrics to execute and deliver the Bill of Sale, attached hereto as Exhibit D, is subject to:

     MMI shall have complied in all material respects with all of its agreements and covenants contained herein to be performed as of the time of Closing and/or as of the time of breaking of Escrow, and all of the representations contained herein shall be true and accurate in all material respects on, as of, and after the Closing date with the same effect as though made on and as of the Closing date.

     No order of any court or governmental regulatory authority of body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing date or the date that funds are to come out of escrow, and no suite, proceeding, or investigation by an governmental agency or third party to enjoin the transaction contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened as of the Closing date or the date of release of funds from escrow.


                                       XV.
                                     Notices

     All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, by registered or certified mail, postage prepaid to the following addresses:

If to Envirometrics: Envirometrics Products Company
                     9229 University Boulevard
                     Charleston, SC 29406
                     Attn.: Walter H. "Skip" Elliott, III,
                     President and CEO

If to MMI:           Multi-Metrics, Inc.
                     c/o Richard H. Prince, President
                     P.0 Box 355
                     Marlborough, NH 03455-0355

     or at such other addresses as each such party may furnish to the other parties in writing.


                                      XVI.
                                  Choice of Law

     This Agreement shall be governed by and construed in accordance with the laws of the state of New Hampshire, without regard to its conflicts of law principles.

                                      XVII.
                                Entire Agreement

     This instrument constitutes the entire understanding between Envirometrics and MMI with respect to the Business and as such supersedes all prior representations, agreements and understandings between them with respect to such subject matter. This Agreement or any term hereof may be changed, waived, discharged or terminated only in a writing executed by the duly authorized officers of Envirometrics and MMI, which writing shall indemnify this Agreement and shall express the plan or intention to modify, waive or terminate it.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized offices as of the date hereof

                                            ENVIROMETRICS PRODUCTS COMPANY
                                            By:      Walter H. "Skip" Elliott
                                            President and CEO
                                               MULTI-METRICS, INC.

                                                        By:
                                           Richard H. Prince, President




                       JOINDER OF ENVIROMETRICS, INC. AND
                   WALTER H. "SKIP" ELLIOTT, PRESIDENT AND CEO
                      OF ENVIROMETRICS PRODUCTS COMPANY AND
                  ENVIROMETRICS, INC. IN CERTAIN PROVISIONS OF
                            ASSET PURCHASE AGREEMENT

     In consideration of MMI's willingness to execute and proceed under the above Asset Purchase Agreement, Envirometrics, Inc. and Walter H. "Skip" Elliott join in all of the provisions of 13.A. and 13.B. of the Agreement relative to noncompetition, agreeing to be bound thereby, and further agreeing that MMI shall have the same remedies for breach by Envirometrics, Inc. and/or Walter H. "Skip" Elliott of the provisions of 13.A. of the Agreement as provided in 13.B.

     Envirometrics, Inc. and Elliott further agree that, at the request of MMI, Elliott, or his designee possessing equal or greater knowledge, shall come to Keene, New Hampshire for the cumulative amount of five business days, consisting of one to two days when all of the molds, tooling, 6quipment and other fixed assets are transferred to New Hampshire for the purpose of assisting MMI in setting up the same and conducting initial training- an additional period of up to two days after setup to continue training, and a further day to analyze samples and otherwise assist in any final training and/or quality control. Elliott (or his designee, as above) shall be reasonably available to MMI within the first two months after the equipment is transferred, including at the time of transfer. MMI shall pay all of Elliott's (or his designee's) travel and lodging expenses, meals and customary incidentals within 48 hours after submission, but shall not be responsible for any salary or other costs.

     Envirometrics, Inc. further joins in the provisions of the contract calling for transfer of United States Patent No. 5,205,155 to MMI, and executes the instruments of transfer pursuant to authority from its officers and directors.

                                        ENVIROMETRICS, INC.
                                        By:
                                        Walter H. Skip" Elliott  Duly Authorized
                                        Walter  H. "Skip" Elliott, Individually


                   EXHIBIT LIST TO ASSET PURCHASE AGREEMENT


Exhibit A         Asset List

Exhibit B         Consignment Inventory of Raw Materials, Finished Goods,
                  Packing and Supplies.

Exhibit C         Assignment  of U.S. Patent No. 5,205,155

Exhibit D         Bill of Sale

Exhibit E         Itemized, and Cost to MMI of, Envirometrics' Cassette Parts
                  Inventory

Exhibit F         Certified List of Creditors

Exhibit G         Schedule of Property

Exhibit H         Form Notice of Bulk Transfer to Creditors

Exhibit I         Customer Letter

Exhibit J         Materials Vendor Letter

Exhibit K         Letter from Precision


                                    EXHIBIT A


                                  ASSET LIST


TOOLING LIST

 1-16 cavity mold to produce the 25 mm Conductive Air Monitor Inlet
 I-1 6 cavity mold to produce the 25 mm Conductive Air Monitor Outlet
 I-1 6 cavity mold to produce the 25 mm Conductive Air Monitor Extension All available spares for the above molds and Q. C. go-no go gauge
 1-DNE Jiffy Ejector with spares for the above molds
 1-1O cavity mold to produce the Long Luer Plug
 Laminar flow hood with table(2)
 Pneumatic closing stations (2)
 Air compressor
 Hydraulic press with dies
 Heat tunnel with conveyor for the individual cassettes
 Back winding equipment with table
 Packaging box
 Heat tunnel for box of cassettes
 Mold - Bellmouth 25 mm inlet, 8 cavity
 Mold - Bellmouth 25 mm retainer, 8 cavity
 Mold - Bellmouth 25 mm outlet, 8 cavity
 Mold - Bellmouth 25 mm plug, 48 cavity

2. ASSEMBLY EQUIPMENT and MISCELLANEOUS

 I Static Eliminators
 4 Chairs
 Miscellaneous table lights
 Miscellaneous trays for parts
 All Totes
 I Rack with rollers for Totes
 Miscellaneous tables
 I Roll-around Cart
 I Labeling machine
 Any other tools, fixtures and equipment associated with the assembly process
  (including remaining Corning Costar equipment)

All available mold drawings (originals, if available)
All products drawings - copies only (originals if available)


                                    EXHIBIT B


                                   EXHIBIT B


                     CONSIGNMENT INVENTORY OF RAW MATERIALS,
                      FINISHED GOODS, PACKING AND SUPPLIES
                                   (ATTACHED)








(NOTE: Notwithstanding anything to the contrary, the counts on the attached list may be modified by Envirometrics prior to shipment after the breaking of escrow, with the final submitted counts to be confirmed by MMI upon receipt.)


                                   EXHIBIT C


                   ASSIGNMENT OF U.S. PATENT NO. 5,205,155


     WHEREAS, Envirometrics, Inc. a Delaware corporation with a place of business at 9229 University Blvd., Charleston, SC 29406 (hereafter "Assignor") hereby represents and warrants that it is the sole and exclusive owner of United States Patent No. 5,205,155, issued April 27, 1993, entitled "Air Monitoring Cassette" by virtue of a written assignment from the named inventor, Patrick H. Cooper, as recorded in the assignment Branch of the United States Patent and Trademark Office; and

     WHEREAS, Multi-Metrics, Inc. a New Hampshire corporation with a place of business at 69 Island Street, Keene, New Hampshire 03431 (hereafter "Assignee") is desirous of acquiring the entire and exclusive right, title and interest in and to said U.S. Patent No. 5,205,155;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by Assignor, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest throughout the world and to the U.S. Patent No. 5,205,155 and to all inventions described therein, and all corresponding Letters Patent, whether U.S. or foreign, that are or may be granted therefrom, including without limitation any extensions, continuations, continuations-in-part, divisions, reissues and renewals thereof, or other equivalents thereof

     IN  TESTIN0NY  WHEREOF,  the  undersigned  authorized   representative  of
Assignor has hereunto signed his name this 28th day of April, 1997.

                                                ENVIROMETRICS, INC.

                                              By: Walter Elliott III

                                                    Print Name:

                                                       Its:



                                   EXHIBIT D


                                 BILL OF SALE

     FOR VALUE RECEIVED, ENVIROMETRICS PRODUCTS COMPANY, a South Carolina corporation (hereinafter called "Seller") has bargained, sold, conveyed, assigned and delivered unto MULTI-METRICS, INC., a New Hampshire corporation (hereinafter called "Purchaser"), pursuant to an Asset Purchase Agreement between the parties dated April 28, 1997 (the "Agreement"), all of the assets, rights and properties listed and described in Exhibits A and B, attached hereto and expressly incorporated herein by reference (hereinafter called the "Assets").

     TO HAVE AND TO HOLD all and singular the above-described Assets, and all title thereto and interest therein, unto Purchaser, its successors and assigns, to its own use and behoove forever.

     Seller warrants and represents to, and covenants and agrees with, Purchaser that Seller is the lawful owner of all of said Assets; that Seller has the right to sell, convey, assign and deliver the same unto Purchaser as herein provided; that Seller has taken no action that would give any party or entity any right or interest in the Assets; that the purchase price for the Assets has been fully paid- that there are no liens or encumbrances whatsoever affecting the Assets; and that Seller will forever warrant and defend title to the Assets unto the Purchaser, its successors and assigns.

     The undersigned represents and warrants that he has all necessary and requisite power and authority to execute the within Bill of Sale on behalf of Seller.

IN  WITNESS  WHEREOF,  Seller  has set its hand and seal this 28th day of April,
1997.
 ENVIROMETRICS PRODUCTS COMPANY
 By: Walter H. "Skip" Elliott, III
 STATE OF SOUTH CAROLINA
COUNTY OF CHARLESTON

     Subscribed and sworn to before me this 28th day of April, 1997 by Walter H. "Skip Elliott, III as the voluntary act and deed of Envirometrics Products Company, duly authorized.


                                            Notary Public

                                            My Commission Expires:



                                    EXHIBIT A
                                (To Bill of Sale)
                                   ASSET LIST
TOOLING LIST
 1-   1 6 cavity mold to produce the 25 mm Conductive Air Monitor Inlet
 1-   1 6 cavity mold to produce the 25 mm Conductive Air Monitor Outlet
 1- 1 6 cavity mold to produce the 25 mm Conductive Air Monitor Extension All available spares for the above molds and Q.C. go-no go gauge
 1-DME Jiffy Ejector with spares for the above molds
 1-10 cavity mold to produce the Long Luer Plug
 Laminar flow hood with table (2)
 Pneumatic closing stations (2)
 Air compressor
 Hydraulic press with dies
 Heat tunnel with conveyor for the individual cassettes
 Back winding equipment with table
 Packaging box
 Heat tunnel for box of cassettes
 Mold - Bellmouth 25 mm inlet, 8 cavity
 Mold - Bellmouth 25 mm retainer, 8 cavity
 Mold - Bellmouth 25 mm outlet, 8 cavity
 Mold - Bellmouth 25 mm plug, 48 cavity


ASSEMBLY EQUIPMENT and MISCELLANEOUS

 1-Static Eliminators
 4-Chairs
 Miscellaneous table lights
 Miscellaneous trays for parts
 All Totes
 1-Rack with rollers for Totes
 Miscellaneous tables
 1-Roll-around Cart
 1-Label' machine
 Any other tools, fixtures and equipment associated with the assembly process (including remaining Corning Costar equipment)

All available mold drawings (originals, if available)
All products drawings - copies only (originals if available)


                             Exhibit A - continued


All price lists, materials vendors lists and costs, all literature and related materials for the Business, and the comprehensive and complete customer lists for the Business, showing both active and inactive accounts, aging trade receivables, and order and payment history for all accounts.

All of Envirometrics' other assets of whatever nature and wherever situated, including, but not limited to, books and records, prints, engineering data, process information records, including operating instructions and process sheets, bills of material, and mold drawings, solely related to the Business together with all patents, copyrights, trademarks, service marks and any other intellectual property rights associated with the records and drawings, and all other assets, tangible or intangible, used in or for the manufacturing, development, sales, and administrative operations of the Business.



                            EXHIBIT B TO BILL OF SALE
                 ITEMIZED LIST AND COST TO MMI OF ENVIROMETRICS'
                            CASSETTE PARTS INVENTORY


                                 (SEE ATTACHED)



(Note: Notwithstanding anything to the contrary, the counts on the attached list may be modified by Envirometrics prior to shipment after the breaking of escrow, with the final submitted counts to be confirmed by MMI upon receipt. MMI shall only be responsible to pay Envirometrics for portions of the attached inventory either used to manufacture cassettes shipped to MMI or otherwise transferred to MMI pursuant to III B of the Agreement-)


25mm BellMouth Cassettes

                                On-hand           Purchased     Extended
     Description               Quantity            Price         Cost
      Cassette Boxes                               0.35
    separators                                    0.209
    Filter Material                                9.27                -
    Inlet                         5,389           0,039           210.17
    outlet                       41,000           0-033         1,353.00
    Retainer                     12,389           0,039           483.17
    Red Plug                                      0,009
    Blue Plug                                     0-009
    Labels 0.8 & 0.45            27,459           0,049         1,345.49
    Support Pads                                   1.23
    Warranty Sheets                               0.04
    Vinyl White Bands                           0.00264
    Vinyl Red Bands                             0.00264
    Case Boxes                                     0.82
    Box Labels                                    0.008
    Case Box Label                                0.008




5mm Standard Cassettes

                                          On-hand       Purchase        Extended
             Description                 Quantity          Price            Cost
             Cassette Boxes                   675           0.35          236.25
             Seperators                    24,295          0.209        5,OT7.65
             Filter Material                    0           9.27
             Inlet                        217,152          0.022        4,777.34
             Outlet                       221,780         0.-023        5,100.94
             Cowl                         188,652          0.074        13,96025
             Red Plug                     191,000          0.009        1,719.00
             Blue Plug                    214,112          0.009        1,927.01
             Labels                        18,400          0,049          901.60
             Support Pads                     335           1.93          648.48
             Warranty Sheets              30,416           0.04        1,218.64
             Vinyl White Bands           156,000        0.00264          411.54
             Vinyl Red Bands               22,000        0.00254           58-08
             Case Boxes                       750           0.82          615.00
             B ox Labels                    1,000          0.008            8.00
             Case Box Label                   100          0.008            0.80







                                    EXHIBIT E



                 ITEMIZED LIST AND COST TO MMI OF ENVIROMETRICS'
                            CASSETTE PARTS INVENTORY


                                 (SEE ATTACHED)


(NOTE: Notwithstanding anything to the contrary, the counts on the attached list may be modified by Envirometrics prior to shipment after the breaking of escrow, with the final submitted counts to be confirmed by MMI upon receipt. MMI shall only be responsible to pay Envirometrics for portions of the attached inventory either used to manufacture cassettes shipped to MMI or otherwise transferred to MMI pursuant to III B of the Agreement.)


Final Revised Exhibit E Continued
  25mm BellMouth Cassettes

                              On-hand          Purchase         Extended
Description                  Quantity           Price $           Cost $
Cassette Boxes                                     0.35
Separators                                        0.209
Filter Material                                    9.27                -
Inlet                           5,389             0.039              210.17
Outlet                         41,000             0.033            1,353.00
Retainer                       12,389             0.039              483.17
Red Plug                                          0.009
Blue Plug                                         0.009                -
Labels 0.8 & 0.45              25,156             0.049            1,232.64
Support Pads                                       1.93
Warranty Sheets                                    0.04
Vinyl White Bands                               0.00264
Vinyl Red Bands                                 0.00264
Case Boxes                                         0.82
Box Labels                                        0.008
Case Box Label                                    0.008

                                                                   3,278.99


                       Agreed to:


                       By: Walter H. "Skip" Elliott, III
                       For Envirometrics Products Company

                       By-. Richard H. Prince
                       For Multi-Metrics, Inc.

                       Date



Final Revised Exhibit E to Asset Purchase Agreement
25mm Standard Cassettes
29-May-97
                             To Build          Purchase         Extended
Description                4060 Boxes           Price $           Cost $
Cassette Boxes                    175              0.35            61.25
Separators                      4,060             0.209           848.54
Filter Material                     0              9.27
Inlet                         203,000             0.022         4,466.00
Outlet                        203,000             0.023         4,669.00
Cowl                          203,000             0.074        15,022.00
Red Plug                      203,000             0.009         1,827.00
Blue Plug                     203,000             0.009         1,827.00
Labels                         20,300             0.049           994.70
Support Pads                      262              1.93           505.66
Warranty Sheets                 4,060              0.04           162.40
Vinyl White Bands             131,000           0.00264           345.84
Vinyl Red Bands                22,000           0.00264            58.08
Case Boxes                        406              0.82           332.92
Box Labels                      4,060             0.008            32.48
Case Box Label                    406             0.008             3.25

                                                               31,156.12

Filter material used to build 500 boxes for EPC                 (877.50)

                                                               30,278.62

                  Agreed to:

                       By: Walter H. Elliott, III
                       For Envirometrics Products Company



                       By:   Richard H. Prince
                       For Multi-Metrics, Inc.


                       Date:





Final Revised Exhibit E
to Asset Purchase Agreement
25mm Standard Cassettes

                                On-hand        Purchase         Extended
Description                    Quantity         Price $           Cost $
Cassette Boxes                        0            0.35
Separators                       19,735           0.209         4,124.62
Filter Material                       0            9.27
Inlet                           112,740           0.022         2,480.28
Outlet                           93,000           0.023         2,139.00
Cowl                             73,850           0.074         5,464.90
Red Plug                         66,350           0.009           597.15
Blue Plug                       149,840           0.009         1,348.56
Labels                                0           0.049
Support Pads                          0            1.93                -
Warranty Sheets                  26,356            0.04         1,054.24
Vinyl White Bands                     0         0.00264                -
Vinyl Red Bands                  22,000         0.00264            58.08
Case Boxes                          302            0.82           247.64
Box Labels                            0           0.008
Case Box Label                        0           0.008

                                                               17,514.47



Agreed    to:


By: Walter H. "Skip" Elliott, III
For Envirometrics Products Company


By:   Richard H. Prince
For Multi-Metrics, Inc.

Date:


                                    EXHIBIT F


                          CERTIFIED LIST OF CREDITORS

     Envirometrics Products Company now manufactures and sells Environrnental Air Monitoring Products from a principal place of business at 9229 University Boulevard, Charleston, South Carolina 29406, and has entered into an Agreement dated April 28, 1997 to sell certain assets related to manufacture and sale of its asbestos and lead air monitoring products to Multi-Metrics, Inc. a New Hampshire Corporation.

     Envirometrics Products Company, by its President, Walter H. "Skip" Elliott, III, duly authorized, represents that attached hereto are one list of the names of all of its creditors with the amount due and owing to each, if known (and the nature of the product, services, claim, etc.) and a second list of the addresses of all said creditors.

Dated at Charleston, South Carolina this 28th day of April, 1997
ENVIROMETRICS PRODUCTS COMPANY
By:
         Walter H. "Skip" Elliott, III
         Duly Authorized
STATE OF SOUTH CAROLINA
CHARLESTON, SC.

     Walter H. "Skip" Elliott, III, being duly sworn, deposes and says that he is the President of Envirometrics Products Company and is duly authorized to make all of the representations contained in this Affidavit and the list of creditors to which it attaches; that the attached lists include a full, accurate, and complete list of all the names and addresses of the creditors of Envirometrics Products Company and, if listed, of its indebtedness to each; that the foregoing statement includes a full, accurate, and complete list of all persons now known to the despondent to assert claims against Envirometrics Products Company even though such claims are disputed; and that the foregoing statement is intended to be delivered to Multi-Metrics, Inc. in accordance with
request made under Section 6-104 of the South Carolina   U

                          Walter H. "Skip" Elliott, III
Sworn to before me this 28th day of April, 1997


Notary Public